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                                   Exhibit 24
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                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Hudson Chartered Bancorp, Inc., a corporation organized under the laws of the State of New York ("Corporation") hereby constitutes and appoints T. Jefferson Cunningham III, Paul A. Maisch, Steven Kaplan and Brian E.J. Lam, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form), and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation's common stock to be issued or sold in connection with the Corporation's proposed merger with Progressive Bank Inc., granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned director and/or officer has hereunto set his hand, as of the date specified.

Signature                                                     Date
---------------------------------                             ------------------


/s/ Robert M. Bowman                                          January 22, 1998


/s/ H. Todd Brinckerhoff                                      February 10, 1998


/s/ Edward vK. Cunningham, Jr.                                January 22, 1998


/s/ T. Jefferson Cunningham III                               January 22, 1998


/s/ Tyler Dann                                                January 22, 1998


/s/ Robert R. Fraleigh                                        January 22, 1998


/s/ R. Abel Garraghan                                         January 22, 1998


/s/ Paul A. Maisch                                            January 22, 1998


/s/ Warren R. Marcus                                          January 22, 1998


/s/ Robert J. Marvin                                          January 24, 1998


/s/ Robert L. Patrick                                         January 22, 1998


/s/ Lewis J. Ruge                                             January 22, 1998


/s/ John C. Van Wormer                                        January 22, 1998


/s/ Randolph L. Williams                                      January 22, 1998